Exhibit 6.2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Asset Purchase Agreement - Vehicle

by and among

McQueen Labs Series LLC – Series 002 – 1984 Ferrari 512

and

Lachlan DeFrancesco

Asset Purchase Agreement - Vehicle

Dated as of April 29, 2024

This Asset Purchase Agreement - Vehicle (this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and between (i) McQueen Labs Series LLC – Series 002 – 1984 Ferrari 512 (the “Series”), a registered series of McQueen Labs Series, LLC, a Delaware series limited liability company (the “Company”); and (ii) Lachlan DeFrancesco (“Seller”). Each of the Series and Seller may be referred to herein collectively as the “Parties” and each separately as a “Party”.

WHEREAS, Seller desires to sell to the Series, and the Series desires to purchase from Seller, the Vehicle (as defined below) in return for the issuance to the Seller of certain units of membership interests of the Series and certain other consideration, upon the terms and subject to the conditions set forth in this Agreement;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and for other good and valuable consideration, the receipt and sufficiency of which is hereby agreed and acknowledged, and intending to be legally bound hereby, it is hereby agreed as follows:

Article I. Definitions and Interpretation

Section 1.01 Definitions. In addition to the other terms defined herein, the following terms, as used herein, have the following meanings:

(a)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for taxes or otherwise.

(b)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(c)	“Board” means the Board of Managers of the Series as set forth in the Organizational Documents.

(d)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Delaware are authorized or required by law or executive order to close.

(e)	“Certificate of Registered Series” means the Certificate of Registered Series of the Series, dated as of April 24, 2024.

(f)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

(g)	“Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity.

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(h)	“Governmental Authority” means any government, any governmental, quasi- governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any arbitrator, court, tribunal or judicial body of competent jurisdiction, any stock exchange or similar self-regulatory organization, or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, in each case whether federal, state, county, provincial, and whether local or foreign.

(i)	“Knowledge of Seller” means the knowledge, after and assuming due inquiry, of the seller.

(j)	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

(k)	“Lien” means any mortgage, lien (statutory or otherwise), pledge, charge, pledge, equitable interest, option, mortgage, right of first refusal, security interest or encumbrance or restriction of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(l)	“Order” means any decree, order, judgment, writ, award, injunction, rule, injunction, stay, decree, judgment or restraining order or consent of or by a Governmental Authority.

(m)	“Organizational Documents” means the Certificate of Formation, the Limited Liability Company Operating Agreement of the Company, to the extent applicable to the Series, and the Certificate of Registered Series.

(n)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including any federal, state, provincial, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction, or an agency or instrumentality thereof.

(o)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(p)	“SEC” means the U.S. Securities and Exchange Commission.

(q)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(r)	“Transaction Documents” means this Agreement, the Bill of Sale, the Organizational Documents and any other document, certificate or agreement to be delivered hereunder or in connection with the Transactions.

(s)	“Transactions” means the purchase and sale of the Vehicle and the other transactions as contemplated herein or in the other Transaction Documents.

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Section 1.02 Interpretive Provisions. Unless the express context otherwise requires: (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars, unless otherwise specified herein; (iv) references herein to a specific Section or Exhibit shall refer, respectively, to Sections or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. Purchase and Sale

Section 2.01 The Purchase and Sale.

(a)	On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), the Seller, who holds beneficial ownership of the Vehicle, shall sell, assign, transfer and deliver to the Series, free and clear of all Liens, all of the Vehicle. The “Vehicle” is the make, model and year as set forth on Exhibit D attached hereto.

(b)	The Vehicle shall be sold and transferred to Series by means of a Bill of Sale, in the form as attached hereto as Exhibit A (the “Bill of Sale”), and transfer of the title to the Vehicle and such other instruments as required to transfer legal title to the Vehicle from the Seller to the Series.

(c)	The Seller represents and warrants, and based on such representations and warranties, the Parties acknowledge and agree that the Vehicle is subject to certain loan amounts and/or security interests entered into by the Seller in connection with the Seller’s acquisition of the Vehicle, which are in favor or, or payable to, the persons or entities as set forth in Exhibit C hereto (the “Senior Interests”). At the Closing, and subject thereto, the Series shall take such actions as required to repay the Series Interests, prior to the Cash Payment (as defined below) being made to the Seller.

Section 2.02 Purchase Price. The purchase price for the Vehicle shall be (i) the issuance to the Seller of 11,025 Class A Units of the Series (the “Class A Units”) at $20 per Class A Unit for an aggregate value of $220,500; (ii) the issuance to the Seller of one Class B Unit of the Series (the “Class B Unit” and, collectively with the Class A Units, the “Units”); and a cash payment in the amount of $229,500, less any amounts paid for the Senior Interests (the “Cash Payment”). The Units represent membership interests in the Series, as set forth in and pursuant to, the Organizational Documents.

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Section 2.03 Offering; Closing. The Parties acknowledge and agree that the Series is undertaking a public offering of the Class A Units of the Series, pursuant to Regulation A under the Securities Act or an alternate offering provision or exemption from registration thereunder, as determined by the Series (the “Offering”), which Offering is intended to provide to the Series the funds as required to consummate the Transactions. Subject to the satisfaction of the other conditions and requirements as set forth herein, the closing of the Transactions (the “Closing”) shall occur on first Business Day following the Date that the Offering has resulted in the Series having sufficient funds, or the Series having sufficient funds from other sources, in each case as determined by the Series, or such other date as may be agreed by the Parties (the “Closing Date”), via the exchange of electronic documents and other items as required herein.

Section 2.04 Seller Deliverables at the Closing. At the Closing, the Seller shall deliver to the Series the following:

(a)	The Bill of Sale, duly completed and executed by the Seller;

(b)	A certificate of Seller confirming that the representations and warranties of the Seller as set forth in Article IIII are true and correct as of the Closing Date, and confirming that the Seller has complied with all covenants of the Seller herein between the Effective Date and the Closing Date;

(c)	If applicable, evidence in a form reasonably satisfactory to the Series that any Senior Interests shall be released at the Closing, such that the Series owns the Vehicle free and clear of any Liens as of the Closing, following the payment as set forth in Section 2.05(b); and

(d)	A counterpart signature page and joinder to the Operating Agreement in the form as attached hereto as Exhibit B (the “Joinder”), duly executed by the Seller.

Section 2.05 Series Deliverables at the Closing. At the Closing, the Series shall:

(a)	Record the Seller in the books and records of the Series as the owner of the Units;

(b)	If applicable, deliver to the holder(s) of any Senior Interests, such portion of the Cash Payment as required to fully repay such Senior Interests;

(c)	Deliver to the Seller the remaining portion of the Cash Payment, following the payment of any amounts as set forth in Section 2.05(b);

(d)	Deliver to the Seller the Bill of Sale, duly executed by the Manager; and

(e)	Deliver to the Seller a copy of the Joinder duly executed by the Manager;

Section 2.06 Delivery of the Vehicle. At the Closing, the Vehicle shall be delivered to the Series in the State and location as agreed to by the Series and the Seller.

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Section 2.07 Seller Manager. At the Closing, up to one person, as designated by the Seller, shall be named as a manager of the Series and shall be the “Seller Series Manager” as set forth in, and for purposes of, the Organizational Documents (the “Seller Manager”), and the up to two McQueen Series Managers (as defined in the Organizational Documents) shall remain as the up to two other managers of the Series.

Section 2.08 Additional Documents. At and following the Closing, the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to or following the Closing, together with such other items as may be reasonably requested by either Party or their respective legal counsel in order to effectuate or evidence the Transactions.

Section 2.09 Conveyance Taxes. The Series will pay all income, capital gain, sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar taxes incurred as a result of the Transactions.

Article III. Representations and Warranties of the Seller

As an inducement to, and to obtain the reliance of the Series, the Seller represents and warrants to the Series as follows, as of the Effective Date and as of the Closing Date:

Section 3.01 Existence and Power.

Seller is a natural person or is an entity duly formed and in good standing in the jurisdiction of its organization, and has the power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on Seller’s business in all material respects as it is now being conducted. Seller has full power and authority to carry on Seller’s businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

Section 3.02 Due Authorization. Seller has taken all actions required by Law or otherwise to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents and to consummate the Transactions.

Section 3.03 Valid Obligation. This Agreement and the other Transaction Documents executed by Seller in connection herewith constitute the valid and binding obligations of Seller enforceable in accordance with their respective terms, except as may be limited by the Enforceability Exceptions. Neither the execution, delivery and performance by the Seller of this Agreement or any other Transaction Documents to which Seller is, or is specified to be, a party will contravene, violate or conflict with, or give any Governmental Authority or other Person the right to challenge any of the Transactions, or to exercise any remedy or obtain any relief under, any Law or governmental order to which the Seller or the Vehicle could be subject.

Section 3.04 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement or any of the Transaction Documents by Seller requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority.

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Section 3.05 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the Knowledge of Seller after reasonable investigation, threatened by or against Seller or affecting or related to the Vehicle, at Law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Seller has no Knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality related to or affecting the Vehicle, or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 3.06 Compliance With Laws and Regulations. Seller has complied with all applicable statutes and regulations of any provincial, federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the Vehicle or the business, operations, properties, assets, or condition of Seller or except to the extent that noncompliance would not result in the occurrence of any material liability for Seller.

Section 3.07 Regulatory Permits. Seller possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to own and operate the Vehicle and to conduct Seller’s businesses as presently conducted, and Seller has not received any notice of proceedings relating to the revocation or modification of any such permit.

Section 3.08 Title to and Ownership of Vehicle.

(a)	Seller is the record and beneficial owner of the Vehicle free and clear of all Liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever. Seller is not subject to, or a party to, any agreements, licenses, contracts, instruments or other restrictions of any kind or character which directly or indirectly restrict or otherwise limit in any manner the use, sale or other disposition of the Vehicle by Seller or by the Series, other than the Senior Interests, to the extent set forth on Exhibit C. Upon delivery to the Series of the Bill of Sale, the Series will acquire lawful, valid and marketable title to the Vehicle free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever, other than the Senior Interests, to the extent set forth on Exhibit C. Other than pursuant to this Agreement, no Person has any rights to purchase or receive the Vehicle or any interests therein. The Seller is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by the Seller or the Series, as successor to the Seller, in the Vehicle.

(b)	No claims challenging the ownership by the Seller of the Vehicle have been asserted or, to the Knowledge of the Seller, threatened by any Person against the Seller, nor does there exist any valid basis for such a claim. There are no Actions, including interference, re-examination, reissue, opposition, nullity, suspension, rejection (whether non-final or final), default, abandonment or cancellation Actions pending that relate to the Vehicle, and to the Knowledge of the Seller no such Actions are threatened or contemplated by any

Section 3.09 Status and Condition of The Vehicle.

(a)	The Vehicle is structurally sound, is in good operating condition and repair, and is adequate for use.

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(b)	All scheduled maintenance with respect to the Vehicle has been completed in accordance with the manufacturer’s requirements, by a service center authorized by the manufacturer to complete such maintenance.

(c)	The Vehicle has never been subject to any damage or casualty.

(d)	The Vehicle was acquired by the Seller which was brokered by [***].

(e)	The Vehicle is currently located in the location as set forth on Exhibit C.

(f)	The odometer of the Vehicle reads the number of miles as set forth on Exhibit C, which accurately represents the total miles the Vehicle has been driven.

(g)	All parts of the Vehicle are original equipment manufacturer parts, unless otherwise stated in Exhibit C.

(h)	The Seller has provided to the Series all service records related to the Vehicle, and all such records are complete and accurate records of all services performed on the Vehicle.

(i)	The Vehicle has always been stored in an enclosed/interior storage location.

(j)	The Vehicle has never been driven on a racetrack or in any other form of race of any form.

(k)	The year, make, model, State of registration and vehicle identification number for the Vehicle as set forth in Exhibit C are true, correct and complete in all respects.

(l)	All other information contained in Exhibit C is accurate.

Section 3.10 Approval of Agreement. Seller is the only selling party required to authorize the execution and delivery of this Agreement and the consummation of the Transactions and Seller has approved this Agreement and the Transactions.

Section 3.11 Investment Representations, Investment Purpose. The Seller understands and agrees that the consummation of the Transactions including the delivery of the Units (together with any additional securities of the Series that may be delivered to the Seller in connection with the Transactions, collectively, the “Securities”) to the Seller as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Securities are being acquired by the Seller are being acquired by the Seller for the Seller’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(a)	Investor Status. The Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D pursuant to the Securities Act (and “Accredited Investor”).

(b)	Reliance on Exemptions. The Seller understands that the Securities are being offered and sold to the Seller in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Series is relying upon the truth and accuracy of, and the Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the availability of such exemptions and the eligibility of the Seller to acquire the Securities.

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(c)	Information. The Seller has been furnished with all materials relating to the business, finances and operations of the Series and materials relating to the offer and sale of the Securities which have been requested by the Seller. The Seller has been afforded the opportunity to ask questions of the Series. The Seller has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of the prospective investment and the receipt of the Securities. The Seller understands that the Seller’s investment in the Securities involves a significant degree of risk. The Seller is not aware of any facts that may constitute a breach of any of the Series’ representations and warranties made herein.

(d)	Governmental Review. The Seller understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(e)	Transfer or Resale. The Seller understands that (i) the sale or re-sale of the Securities have not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the Securities Act, (b) the Seller shall have delivered to the Series, at the cost of the Seller, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Series, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Seller who agree to sell or otherwise transfer the Securities only in accordance with this Section 3.11 and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and the Seller shall have delivered to the Series, at the cost of the Seller, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Series; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) none of the Series nor any other person is under any obligation to register such Securities under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). The Seller further acknowledges and agrees that the Securities are subject to additional restrictions on transfer as set forth in the Organizational Documents.

(f)	Legends. The Seller understands that the Securities, until such time as the Securities have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Securities.

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(g)	Removal. The legend(s) referenced in Section 3.11(f) shall be removed and the Series shall issue a certificate without such legend to the holder of any Securities upon which it is stamped, if, unless otherwise required by applicable state securities Laws, (a) the Securities are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Series with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act, which opinion shall be accepted by the Series so that the sale or transfer is effected. The Seller agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

Section 3.12 Brokers. No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or similar fee or commission from the Seller in connection with the Transactions based upon arrangements made by or on behalf of the Seller.

Article IV. Representations and Warranties of the Series

As an inducement to, and to obtain the reliance of the Seller, the Series represents and warrants to the Seller as follows, as of the Effective Date and as of the Closing Date:

Section 4.01 Existence and Power. The Series is registered series of the Company and is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The Series has full power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

Section 4.02 Due Authorization. The execution, delivery and performance of this Agreement and the other Transaction Documents does not, and the consummation of the Transactions will not, violate any provision of the Organizational Documents. The Series has taken all actions required by Law, the Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents and to consummate the Transactions.

Section 4.03 Valid Obligation. This Agreement and the other Transaction Documents executed by the Series in connection herewith constitute the valid and binding obligations of the Series enforceable in accordance with their respective terms, except as may be limited by the Enforceability Exceptions. Neither the execution, delivery and performance by the Series of this Agreement or any other Transaction Documents to which it is, or is specified to be, a party will contravene, violate or conflict with or result in the breach of or constitute a default under any of the Organizational Documents, contravene, conflict with, or violate, or give any Governmental Authority or other Person the right to challenge any of the Transactions, or to exercise any remedy or obtain any relief under, any Law or governmental order to which the Series or the Vehicle could be subject.

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Section 4.04 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement or any of the Transaction Documents by the Series requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority.

Section 4.05 Approval of Agreement. The Manager has authorized the execution and delivery of this Agreement and the other Transaction Documents by the Series and has approved this Agreement and the Transactions.

Section 4.06 The Units. The Units to be issued and delivered to the Seller in accordance with this Agreement shall be, upon issuance and delivery of such Units, be fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws and any Liens incurred by the Seller.

Section 4.07 Brokers. No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or similar fee or commission from the Series in connection with the Transactions based upon arrangements made by or on behalf of the Series.

Article V. Termination; Term; Operational Covenants

Section 5.01 Termination Prior to Closing.

(a)	This Agreement may be terminated at any time following the Effective Date and prior to the Closing Date:

(i)	By the mutual written consent of the Parties;

(ii)	By the Series if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Seller contained in this Agreement and such violation, breach or inaccuracy has not been waived by the Series or cured by the Seller, as applicable, within five (5) Business Days after receipt by the Seller of written notice thereof from the Series;

(iii)	By the Seller if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Series contained in this Agreement, and such violation, breach or inaccuracy has not been waived by the Seller or cured by the Series, applicable, within five (5) Business Days after receipt by the Series of written notice thereof from the Seller;

(iv)	By any Party, if a court of competent jurisdiction or other Governmental Authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such order or action shall have become final and nonappealable; or

(v)	By either Party in the event that the Closing has not occurred within one hundred and eighty (180) days of the Effective Date, which may be extended by sixty (60) days by the Buyer advancing a refundable deposit of $11,025, provided however, that a Party shall not have the right to terminate this Agreement pursuant to the provisions of this Section 5.01(a)(v) in the event that the reason for the failure of the Closing to occur was the breach of or default under this Agreement by such Party.

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(b)	Upon any termination of this Agreement pursuant to this Section 5.01, this Agreement shall thereafter be of no further force or effect without liability of any Party (or any director, officer, employee, Affiliate, agent or other representative of such Party or Parties) to any other Party or Parties hereto, as applicable, except (a) for the terms of this Section 5.01, Article VI and Article VII, each of which shall survive the termination of this Agreement, and (b) nothing in this Agreement shall relieve any Party from liability for any breach of this Agreement prior to any such termination.

Section 5.02 Term.

(a)	For purposes of this Agreement, the “Term” shall mean the period beginning on the Closing Date and ending on the earlier to occur of:

(i)	The date that the Vehicle is no longer owned or held by the Series for any reason;

(ii)	The date that the vehicle destroyed to the point where the Vehicle has been deemed a ‘total loss’ or ‘write-off’ (or an equivalent designation) and the Series has received all insurance proceeds from the insurer thereof and the insurer thereof has taken possession of the remains of the Vehicle; and

(iii)	the termination of this Agreement and the Term as set forth in Section 5.03.

(b)	The date of expiration or termination of the Term following the Closing and pursuant to this Section 5.02 or Section 5.03, as applicable, is referred to as the “End Date”.

Section 5.03 Termination Of the Term.

(a)	This Agreement and the Term may be terminated at any time following the Closing Date, as follows:

(i)	By the mutual written consent of the Parties;

(ii)	By the Series if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Seller contained in this Agreement, the Operating Agreement or the Certificate of Registered Series and such violation, breach or inaccuracy has not been waived by the Series or cured by the Seller, as applicable, within five (5) Business Days after receipt by the Seller of written notice thereof from the Series;

(iii)	By the Seller if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Series contained in this Agreement, and such violation, breach or inaccuracy has not been waived by the Seller or cured by the Series, applicable, within five (5) Business Days after receipt by the Series of written notice thereof from the Seller, or there has occurred an Event of Default (as defined in the Note); or

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(iv)	By any Party, if a court of competent jurisdiction or other Governmental Authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such order or action shall have become final and nonappealable.

(b)	Upon any termination of the Term and this Agreement pursuant to this Section 5.03, this Agreement shall thereafter be of no further force or effect without liability of any Party (or any director, officer, employee, Affiliate, agent or other representative of such Party or Parties) to any other Party or Parties hereto, as applicable, except (a) for the terms of this Section 5.03, Article VI and Article VII, each of which shall survive the termination of this Agreement, and (b) nothing in this Agreement shall relieve any Party from liability for any breach of this Agreement prior to any such termination.

Section 5.04 Location; Use; Etc.

(a)	Following the Closing and during the Term, the Parties agree that the Vehicle shall be owned, operated and managed as set forth in this Article V and in the Operating Agreement and the Certificate of Registered Series for the Series, which provisions shall be operative on and following the Closing Date and for the remainder of the Term.

(b)	The Parties agree that the Seller shall have the following responsibilities between the Effective Date and the end of the Term with respect to the operations and custody of the Vehicle during the Term, in each case subject to the remaining provisions herein:

(i)	Except when in use or having maintenance performed, the Vehicle, the Vehicle shall be stored by the Seller in a climate-controlled storage, that has appropriate security, located at iLusso in Boynton Beach (121 Commerce Rd Boynton Beach, FL 33426 United States), with the costs of such storage to be paid by the Seller.

(ii)	The Series shall maintain comprehensive liability insurance on the Vehicle, which insurance shall name the Seller as an additional insured, and with such policy to be in form and substance as determined by the Series, and the Seller shall directly pay for the costs of such insurance, and provide proof of such to the Series, prior to the due date of any and all amounts.

(iii)	The Seller shall be permitted to drive the Vehicle no more than 50 miles in any calendar year of the Term.

(iv)	The Seller shall not permit any other person to drive or operate the vehicle.

(v)	The Seller shall cause customary and required maintenance to be completed on the Vehicle, as required by the manufacturer of the Vehicle and with such additional maintenance and repair as reasonably necessary to maintain the Vehicle in a customary level of maintenance and operation given the value of the Vehicle, of which shall be paid by the Seller, and which shall be completed by a service center authorized by the manufacturer of the Vehicle to perform service on the Vehicle, at the cost of the Seller. The Seller shall provide to the Series a report disclosing all maintenance or other work performed on the Vehicle, within three days of the completion of such maintenance or other work.

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(vi)	The Series shall have the right to utilize the Vehicle for presentation in its showrooms, galleries or at other events the Series elects to participates at, including assistance with introducing the Vehicle to potential purchasers.

(vii)	Any time that the Vehicle is moved or driven, the Seller shall ensure it is only done during appropriate weather conditions, and that such event shall be reported to the Series within 1 Business Day.

(viii)	The Seller must keep the Vehicle on a trickle charge at all times the vehicle is not in use and start the engine at least once weekly.

(ix)	The Seller shall not drive the vehicle past any major mileage milestones, such milestones being 1,000, 3,000, 5,000 or 10,000 miles without permission of the Series.

(x)	The Seller shall ensure that the wheels are rolled on a weekly basis.

(c)	Notwithstanding the provisions of Section 5.04(b), any time subsequent to the Closing Date, in the event of either (i) the occurrence of the End Date and the termination of the Term pursuant to Section 5.03, or (ii) the Seller ceasing to hold, beneficially and of record, at least 25% of the total number of issued and outstanding Class A Units at any time, then the Administrator of the Series shall take over the responsibilities of the Seller as set forth in Section 5.04(b), and the costs thereof shall be repayable to the Administrator by the Series.

Section 5.05 Administrative Fee.

(a)	The Parties acknowledge and agree that the Administrator (as defined in the Operating Agreement) for the Series shall receive an Administrative Fee (as defined in the Operating Agreement) in consideration of the Administrator’s services provided to the Series, which Administrative Fee is paid by the issuance to the Administrator of Class A Units. During the period of the Term that the Seller is providing the services as set forth in Section 5.04(b), the Series shall pay to the Seller a portion of the Administrative Fee equal to the lesser of (i) 50% of the Administrative Fee, and (ii) the percentage of the issued and outstanding Class A Units which are held beneficially and of record by the Seller at the time of the payment of the Administrative fee, in each case rounded to the nearest whole Class A Unit (the “Seller Administrative Fee Participation”).

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(b)	In the event that, pursuant to the provisions of Section 5.04(c), the Administrator of the Series takes over the responsibilities of the Seller as set forth in Section 5.04(b) for any reason as set forth therein, then the Seller Administrative Fee Participation shall cease, and the Seller shall no longer be entitled to receive any portion of the Administrative Fee following such time.

Section 5.06 Actions at the End of the Term.

(a)	Upon the occurrence of the End Date and the termination of the Term pursuant to Section 5.03, then the Parties agree that the proceeds received by the Series with respect to the Vehicle shall be disbursed as set forth in the Operating Agreement and the Certificate of Registered Series, and the Parties shall have no ongoing rights or obligations pursuant to this Agreement other than those as specifically set forth herein as surviving any expiration or termination of this Agreement and the Term.

(b)	Upon the occurrence of the End Date and the termination of the Term pursuant to Section 5.03, then the Parties agree (i) the Seller Series Manager(s) (as defined in the Operating Agreement) shall be deemed to have automatically resigned from such positions, (ii) the Series shall maintain ownership of the Vehicle and the Administrator (as defined in the Operating Agreement) shall undertake the actions as required of the Seller in the Operating Agreement, the Certificate of Registered Series or Section 5.04 hereof, and in consideration therefor the Administrator shall be entitled to the receipt of additional Class A Units as set forth in the Operating Agreement.

(c)	In addition to the provisions of Section 5.06(b), in the event of the occurrence of the End Date and the termination of the Term pursuant to Section 5.03 as a result the occurrence of an event in Section 5.03(a)(ii), then:

(i)	The Series shall be entitled to redeem from the Seller a number of Class A Units having a value, based on the Offering Price, equal to the damages to, or additional costs incurred by, the Series or the Administrator of the Series as a result of any of the events in Section 5.03(a)(ii), and thereafter to issue such Class A Units, to such Administrator to the extent that such Administrator has paid any of the costs otherwise required to be paid by the Seller hereunder or pursuant to the Operating Agreement or the Certificate of Registered Series; and

(ii)	In the event that the Seller does not have a sufficient number of Class A Units to allow the redemption and reissuance of the Class A Units as set forth in Section 5.06(c)(i), then the Seller shall remain responsible for payment of such costs or damages in cash; and

(iii)	The Series shall have the rights as set forth in Section 5.04(c).

Article VI. Indemnification

Section 6.01 Indemnification of Series Parties. Provided that the Closing occurs, the Seller hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law the Series, its Affiliates and each of their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each a “Series Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by any Series Indemnified Party as a result of or in connection with (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Seller contained herein or in any of the Transaction Documents; and (ii) the ownership, and operation of the Vehicle prior to the Closing Date, including due to any Actions by any third parties with respect to the Vehicle for any period prior to the Closing Date.

Section 6.02 Indemnification of Seller. The Series hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law the Seller and its Affiliates and each of their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each a “Seller Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any Seller Indemnified Party as a result of or in connection with (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Series contained herein or in any of the Transaction Documents; and (ii) and the ownership, and operation of the Vehicle on or following the Closing Date, including due to any Actions by any third parties with respect to the Vehicle for any period on or following the Closing Date.

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Section 6.03 Indemnification Procedures. The Person making a claim under this is referred to as the “Indemnified Party” and the Party against whom such claims are asserted under this Article VI is referred to as the “Indemnifying Party.”

Section 6.04 Procedure. The following shall apply with respect to all indemnification claims pursuant to this Article VI:

(a)	Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 6.04(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof, provided that the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.

(b)	Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 6.04(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party consents to such firm offer the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party objects to such offer, or does not provide a response to such firm offer within ten days after its receipt of such notice (in which case the Indemnified Party shall be deemed to not have consented to such offer), the Indemnified Party shall thereafter assume the defense of such Third-Party Claim and shall continue to contest or defend such Third-Party Claim and in such event the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party has assumed the defense pursuant to this Section 6.04(b), the Indemnified Party shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

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(c)	Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have accepted liability for such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)	Cooperation. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

Section 6.05 Payments. Any indemnification required by this Article VI for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the Indemnifying Party to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred. In the event that the Seller has not paid any indemnification required by this Article VI within 5 days of the payment due date thereof, the Series shall have the power to redeem and cancel a number of the Class A Units of the Seller equal to the amount due which was not paid divided by the offering price for the Class A Units in the Offering, and thereafter to disburse such Class A Units to the Persons to whom such indemnification payment was otherwise to be made.

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Section 6.06 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Section 6.07 Time Limit. The obligations of the Seller and the Series under Article VI and Section 6.02 shall expire two (2) years from the expiration or termination of the Term, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Article VI which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; and (ii) resolved claims for which payment has not yet been paid to the Indemnified Party.

Section 6.08 Limitations. Notwithstanding anything to the contrary in this Article VI, neither Party shall be obligated to indemnify any Persons for any Losses in excess of the total fair market value of the Units as of the Closing Date, as determined based on the closing trading price of the Class A Units as of the date immediately preceding the Closing Date (the “Cap”). For the avoidance of doubt, Cap shall apply (i) as to all of the Series Indemnified Parties collectively, and the Seller shall not be subject to the Cap with respect to each individual Series Indemnified Party; and (ii) as to all of the Seller Indemnified Parties collectively, and the Series shall not be obligated to satisfy the Cap, with respect to each individual Seller Indemnified Party.

Article VII. Miscellaneous

Section 7.01 Governing Law; Jurisdiction.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

(b)	Subject to the provisions of Section 7.02, each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising under this Agreement, or for recognition and enforcement of any judgment or award or resolution in respect of this Agreement, shall be brought and determined exclusively in the courts of the State of Florida or the United States Federal Courts, in each case sitting in Broward County, Florida (the “Selected Courts”). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Selected Courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Selected Courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Selected Courts for any reason other than the failure to serve in accordance with the provisions of this Agreement; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum; (ii) the venue of such suit, action or proceeding is improper; or (iii) this Agreement, or the subject matter of this Agreement, may not be enforced in or by the Selected Courts.

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Section 7.02 Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or the Transactions, including, but not limited to, common law and statutory claims, shall be resolved by arbitration in Broward County, Florida pursuant to then-prevailing rules of the American Arbitration Association. The arbitration shall be conducted by one arbitrator jointly selected by the Parties. In the event that the Parties are unable to agree on the identity of the arbitrator within ten days of the commencement of efforts to do so, each Party shall select one arbitrator and the two arbitrators so selected shall select the sole arbitrator who shall hear and resolve controversy, claim or dispute. The arbitrator shall be bound to follow the applicable Agreement provisions in adjudicating the dispute. It is agreed by both Parties that the arbitrator’s decision is final, and that no Party may take any action, judicial or administrative, to overturn such decision. The judgment rendered by the arbitrator may be entered in the Selected Courts. Subject to the provisions of Section 7.05, each Party will pay its own expenses of arbitration and the expenses of the arbitrator will be equally shared provided that, if in the opinion of the arbitrator any claim, defense, or argument raised in the arbitration was unreasonable, the arbitrator may assess all or part of the expenses of the other Party (including reasonable attorneys’ fees) and of the arbitrator as the arbitrator deems appropriate. The arbitrator may not award either Party punitive or consequential damages.

Section 7.03 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THE PERFORMANCE THEREOF (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.03. Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

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Section 7.04 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Series:

McQueen Labs Series LLC – Series 002 – 1984 Ferrari 512

Attn: Legal

4th Floor, 2300 E Las Olas Blvd.,

Fort Lauderdale FL 33301

United States of America

Email: legal@buymcqueen.io

With a copy, which shall not constitute notice, to:

Anthony, Linder & Cacomanolis, PLLC

Attn: Laura Anthony

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Email: lanthony@alclaw.com

If to the Seller, to the address as set forth on the signature page hereof.

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.05 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.06 Remedies. Each Party acknowledges that any breach by of the agreements herein will result in irreparable and continuing damages to the other Party for which there may be no adequate remedy at law. Accordingly, each Party agrees that, in addition to any other remedies available at law, each Party shall be entitled to obtain an injunction or other equitable relief, including, without limitation, specific performance, without proof of actual damages or exhausting other remedies, in addition to all other remedies available to the Parties at law or in equity, against a threatened or continuing breach of this Agreement by the other Party without the necessity of proving actual damages.

Section 7.07 Public Announcements and Filings. Unless required by applicable Law or regulatory authority, Seller will not issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and Representatives in connection with the Transactions) or file any document, relating to this Agreement and the Transactions, except as may be agreed by the Series. The Series may disclose this Agreement and the Transactions in connection with the operations of the Series, as the Series may deem necessary or beneficial to the Series.

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Section 7.08 Third Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided, no other Person and no director, officer, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 7.09 Expenses. Subject to Section 7.05, except as specifically set forth herein, whether or not the Closing occurs, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the transactions contemplated herein.

Section 7.10 Entire Agreement. This Agreement and the other Transaction Documents represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.11 Survival. The representations, warranties, and covenants of the respective Parties shall survive the End Date and the consummation of the Transactions for a period of two years.

Section 7.12 Amendment; Waiver; Remedies.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by both of the Parties.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 7.13 Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the Transactions for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

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Section 7.14 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 7.15 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 7.16 Assignment or Delegation. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. The Seller shall have no power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, including by merger, consolidation, operation of law, or otherwise, without the prior written consent of the other Series and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. The Series may, upon notice to the Seller, elect to have a subsidiary of the Series acquire the Vehicle in place of the Series, and in connection therewith the Series may assign or transfer, in whole or in part, this Agreement, and any of its rights or any of its obligations hereunder to such subsidiary of the Series as the “Series” hereunder, at which time the Parties shall execute an addendum to this Agreement to reflect such assignment, to be in form and substance as reasonably agreed to by the Parties, and the Series shall thereafter be released from any ongoing obligations hereunder to the extent sent forth in such addendum, provided that the Parties acknowledge and agree that the Units shall still be issued by the Series at the Closing should it occur.

Section 7.17 Further Assurances. Each Party shall execute and deliver such documents and take such actions as may reasonably be requested by any other Party hereto in order to effectuate the Transactions.

Section 7.18 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement of the other Transaction Documents were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof or of the other Transaction Documents and to enforce specifically the terms and provisions hereof or of the other Transaction Documents, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 7.19 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

McQueen Labs Series LLC – Series 002 – 1984 Ferrari 512

By:	/s/ Curtis Hopkins
Name:	Curtis Hopkins
Title:	Manager

Lachlan DeFrancesco

By:	/s/ Lachlan DeFrancesco
Name:	Lachlan DeFrancesco

Address for notices:

[***]
[***]
[***]
Email: [***]

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Exhibit A

Bill of Sale

(Attached)

Exhibit B

Counterpart Signature Page and Joinder to the Operating Agreement

The undersigned hereby accepts, and becomes a party to, the Limited Liability Company Agreement (the “Agreement”) of McQueen Labs Series, LLC, a Delaware limited liability company (the “Company”), in connection with the acquisition of Units (as defined in the Agreement) of the Company with respect to a certain Series (as defined in the Agreement), and by its signature below signifies its agreement to be bound by the terms and conditions of the Agreement.

Member Name:	Lachlan DeFrancesco
By:
Name:	Lachlan DeFrancesco
Title:

Name of Series:	McQueen Labs Series LLC – Series 002 – 1984 Ferrari 512
Number of Class A Units:	11,025
Number of Class B Units:	1
Number of Class X Units:	None

Agreed and Accepted:

McQueen Labs Series, LLC

By:
Name:	Curtis Hopkins
Title:	Manager

By:
Name:	Shahrouz Hafez
Title:	Manager

By:
Name:
Title:	Manager

Exhibit C

Vehicle Information

Year : 1984

Make : Ferrari

Model : 512 BBi

VIN : ZFFAJA09B000051751

Mileage : 850km

Location of Vehicle: [***]

Production : 1981-84

Rarity : 1,007 produced

Where manufactured : Maranello, Italy

Engine : 4.9L Flat 12 F110 A FI

Weight : 1499kg

Horsepower : 335 @ 6000rpm

Torque : 333lb/ft @ 4200rpm

Top Speed : 175mph/280kmh

0 - 60 : 5.4 seconds

Transmission : 5speed + reverse manual

Restored : No

Modified : No

Paint : Rosso Corsa (Red)

Interior : Black

Original paint : Yes

Original engine : Yes

Original transmission : Yes

Original interior : Yes

Original books :

Original tools :

Designer : Leonardo Fioravanti @ Pinanfarina

Senior Interests: [***]